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                                  SUPPLEMENT TO
                  PROSPECTUS SUPPLEMENT DATED APRIL 2, 1998 TO
                         PROSPECTUS DATED APRIL 2, 1998
                                1,285,714 Shares


                         CarrAmerica Realty Corporation
                                  Common Stock
                           (par value $.01 per share)
                            ------------------------

     The sole purpose of this Supplement is to correct the pricing information contained in the Prospectus Supplement dated April 2, 1998 to the Prospectus dated April 2, 1998 of CarrAmerica Realty Corporation (the "Company") relating to the proposed sale of 1,285,714 shares of common stock by the Company to Security Capital Holdings S.A. The correct pricing information is set forth below.


                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
     OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO
                    THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                         Price to           Underwriting       Proceeds to
                         Offeree              Discount           Company
                         --------           ------------       -----------
 Per Sare...........      $29.375               $ 0               $29.375
 Total..............   $37,767,849              $ 0             $37,767,849


                  The date of this Supplement is April 7, 1998.

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